                                  AMENDMENT TO

                          FUND PARTICIPATION AGREEMENT

                                      AMONG

             FEDERATED SECURITIES CORP., FEDERATED INSURANCE SERIES,
                                       AND
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the March 6, 1995 Fund Participation Agreement, as amended on December 19, 1999 and as subsequently amended on January 31, 2001 (the "Agreement") among Federated Securities Corp., Federated Insurance Series, and Jefferson National Life Insurance Company (formerly, Conseco Variable Insurance Company, and referred to herein as the "Insurer") as follows, effective as of May 1, 2003:

     1. As of May 1, 2003, all references to "Conseco Variable Insurance Company" are hereby changed to "Jefferson National Life Insurance Company." This change reflects the change in the Insurer's name from Conseco Variable Insurance Company to Jefferson National Life Insurance Company.

     2. As of the date hereof, Exhibit A thereto is hereby replaced in its entirety with the following:

                                    EXHIBIT A

                            SEGREGATED ASSET ACCOUNTS

ACCOUNT(S)                                                    FORM #
-Jefferson National Life Annuity Account C             22-4025 (Individual)
                                                       32-40000 (Group)
-Jefferson National Life Annuity Account E             22-4047/32-4003 (Achievement)
                                                       22-4040/32-4002 (Educator)
-Jefferson National Life Annuity Account F             22-4061
-Jefferson National Life Annuity Account G             22-4056
-Jefferson National Life Annuity Account H             CVIC-2000 or -2001 (state specific)
-Jefferson National Life Annuity Account I             CVIC-2004 or -2005 (state specific)
-Jefferson National Life Annuity Account J             JNL-2100
-Jefferson National Life Annuity Account K             JNL-2200
-Jefferson National Life Account L                     CVIC- 1001 and -1003
-Jefferson National Life Annuity Account M             JNL-22-4061
-Jefferson National Life Annuity Account N             JNL-2000
-Jefferson National Life Annuity Account O             JNL-2004

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     3.   As of the date hereof, Exhibit B thereto is hereby replaced in its entirety with the following:

                                    EXHIBIT B

                              FEDERATED PORTFOLIOS

                             Capital Income Fund II
                            High Income Bond Fund II
                          International Equity Fund II


     4.   A new Section 1.12 is hereby added, as follows:

          1.12 In the event a Fund portfolio is required (under the then prevailing pricing error guidelines set forth by the SEC) to recalculate purchases and redemptions on any business day of shares held in a Separate Account or subaccount thereof due to an error in calculating the net asset value of such class of shares (a "Pricing Error"):

               (a) Distributor shall promptly notify Insurer in writing of the Pricing Error.

               (b) Upon such notification, Insurer shall promptly determine, for all Separate Accounts or subaccounts thereof which purchased or redeemed shares on each business day on which a Pricing Error occurred, the correct number of shares purchased or redeemed using the corrected price and the amount of transaction proceeds actually paid or received. Following such determination, the Insurer shall adjust the number of shares held in each Separate Account or subaccount thereof to the extent necessary to reflect the correct number of shares purchased or redeemed for the Separate Account or subaccount thereof. Following such determination, Insurer shall notify Distributor of the net changes in transactions for the relevant Separate Account or subaccount thereof and Insurer shall adjust the Separate Account or subaccount thereof accordingly.

               (c) If, after taking into account the adjustments required by subparagraph (b), Insurer determines that some Separate Accounts or subaccounts thereof were still entitled to additional redemption proceeds (a "Redemption Shortfall"), it shall notify Distributor of the aggregate amount of the Redemption Shortfalls and provide supporting documentation for such amount. Upon receipt of such documentation, Distributor will cause the relevant Fund portfolio to remit to Insurer additional redemption proceeds in the amount of such Redemption Shortfalls and Insurer will apply such funds to payment of the Redemption Shortfalls.

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               (d)  If, after taking into account the adjustments required by subparagraph (b), Insurer determines that same Separate Account or subaccount thereof still received excess redemption proceeds (a "Redemption Overage"), Insurer shall use its best efforts to collect the balance of such Redemption Overage from such Separate Account or subaccount thereof. Nothing in this Section 1.12 shall be deemed to limit the right of any Fund portfolio to recover any Redemption Overage directly or to be indemnified by any party for losses arising from a Pricing Error.

     5. Except as provided herein, the Agreement shall remain in full force and effect. This Amendment and the Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, _________ 2004.

                                     FEDERATED SECURITIES CORP.

                                     By:/s/
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     FEDERATED INSURANCE SERIES

                                     By:/s/
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                     JEFFERSON NATIONAL LIFE INSURANCE COMPANY

                                     By:/s/
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------